EXHIBIT 99.1

                                                        EP
News
For Immediate Release


EL PASO CORPORATION ANNOUNCES RESIGNATION OF RODNEY D. ERSKINE

HOUSTON, TEXAS, NOVEMBER 14, 2003-El Paso Corporation (NYSE:EP) today announced that Rodney D. Erskine, president of El Paso Production Company, has resigned from the company. Randy L. Bartley, chief operating officer of El Paso Production Company, will serve as interim president until a replacement is found.
El Paso has initiated a search process that will consider internal and external candidates.

"We want to thank Rod for his many contributions at El Paso," said Doug Foshee, president and chief executive officer of El Paso.
"With his pioneering work in deep drilling and well completion techniques, Rod has had a significant impact on natural gas drilling in the United States. We wish him the very best."

El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has core businesses in pipelines, production, and midstream services. Rich in assets, El Paso is committed to developing and delivering new energy supplies and to meeting the growing demand for new energy infrastructure. For more information, visit www.elpaso.com.


Contacts
Investor Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417

Media Relations
Mel Scott, Director
Office: (713) 420-3039
Fax:    (713) 420-6341